FOR IMMEDIATE RELEASE

CONTACTS:	I.D. Systems	Investor Relations
	Ned Mavrommatis	Liolios Group
	Chief Financial Officer	Matt Glover or Michael Koehler
	Phone: 201-996-9000	Phone: 949-574-3860
	ned@id-systems.com	IDSY@liolios.com

I.D. Systems Appoints Chris Wolfe as New Chief Executive Officer

WOODCLIFF LAKE, N.J., December 8, 2016 (GLOBE NEWSWIRE) — I.D. Systems, Inc. (NASDAQ:IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, has announced that current Chief Product Officer Chris Wolfe has been appointed the new CEO of the company, effective immediately. He succeeds departing CEO and Chairman of the Board Kenneth Ehrman, who has resigned for family medical reasons but will serve as a special advisor to the Board of Directors for a 6-month period to support the executive transition. Current Director Michael Brodsky has been appointed as the new Chairman of the Board, effective immediately.

“We would like to thank Ken for his hard work and dedication to I.D. Systems over the years,” said Chairman of the Board, Michael Brodsky. “Since co-founding the company in 1993, Ken has made countless contributions to help the company become a leader in the Internet of Things field, and we wish him the best of luck in his future endeavors.”

The company also performed an internal review to further increase its operational efficiency, and as a result, eliminated the COO position, thereby streamlining management’s roles and responsibilities. Former COO Norm Ellis will support Wolfe throughout the executive transition.

Brodsky added: “We also would like to thank Norm for his many contributions to the company. Norm has been instrumental in helping focus I.D. systems on operational excellence and product improvement. We wish him abundant success in his life after I.D. Systems, and look ahead to this next stage of growth in the company’s history under the leadership of our new CEO.”

Chris Wolfe brings more than 20 years of experience in building, implementing, and selling paradigm-changing technology solutions. In his most recent role at Qualcomm, a world leader in 3G, 4G and next-generation wireless technologies, Wolfe served as president of the Wireless Business Solutions division, where he oversaw and helped successfully launch the company’s TrailerTRACS product, Qualcomm’s first major wireless product launch since the roll-out of its flagship product, OmniTRACS. During his tenure as president, Qualcomm’s Wireless Business Solutions division experienced a 63% increase in revenues from $270 million to $440 million.

Wolfe first served as a Strategy Consultant for I.D. Systems. Most recently, he served as the company’s Chief Product Officer, and was responsible for the management of the product and engineering teams. Wolfe was also responsible for all product-related initiatives, including product development, assessment, and management.

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“Over the past year, I’ve gained incredible insight into I.D. Systems’ customers, products, processes, and organization, and I look forward to working with our team to improve our business performance, while growing our core businesses and pursuing targeted growth opportunities,” Wolfe said. “Now, as Chief Executive Officer, my priority is to meld together our organization’s creativity, market presence and customer intimacy to help us become the premier provider of asset intelligence solutions in the markets we serve.

Wolfe has received degrees in business, computer technology and education from the University of Akron. In addition, he completed an executive management course with Stanford Executive Institute and successfully completed preliminary MBA finance and accounting courses at Cleveland State University.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of the federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2015. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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